Exhibit 10.02

AMENDATORY AGREEMENT

TO THE

OCEANEERING RETIREMENT INVESTMENT PLAN

Pursuant to Section 11.02 of the basic plan document, Oceaneering International, Inc. hereby amends Item 8(b) of the adoption agreement, which enumerates the Employees who are excluded from participation in the Oceaneering Retirement Investment Plan (the “Plan”), to eliminate the exclusion of non-resident aliens from participation in the Plan, as provided in Part (3), to read as follows:

(b)	[X]	Exclusions. The following Employees are Excluded Employees (either as to all Contribution Types or to the designated Contribution Type) (Choose one or more of (1) through (7) as applicable):

. . .

				(1) All Contributions		(2) Elective Deferrals	(3) Matching	(4) Nonelective
. . .

(3)	[	]	Non-Resident Aliens. As described in Code §410(b)(3)(C). See Section 1.21(D)(2).	[ ]	OR	[ ]	[ ]	[ ]

IN WITNESS WHEREOF, Oceaneering International, Inc. has caused the Amendatory Agreement to the Oceaneering Retirement Investment Plan to be executed by its duly authorized officers on this 5th day of November 2010.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ George R. Haubenreich, Jr.

Title:	Secretary

Attest: Katherine L. Bradley

DC HEART/WRERA - Sponsor

AMENDMENT FOR

HEART AND WRERA

(Defined Contribution Plan)

ARTICLE I

PREAMBLE

1.1	Effective date of Amendment. The Employer, or if applicable, the prototype sponsor or volume submitter practitioner on behalf of the Employer, adopts this Amendment to the Plan to reflect recent law changes. This Amendment is effective as indicated below for the respective provisions.

1.2	Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3	Employer’s election. The Employer adopts all the default provisions of this Amendment except as otherwise elected in Article II.

1.4	Construction. Except as otherwise provided in this Amendment, any reference to “Section” in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations.

1.5	Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates these HEART and WRERA provisions).

1.6	Adoption by prototype sponsor/volume submitter practitioner. Except as otherwise provided herein, pursuant to the provisions of the Plan, the prototype sponsor or volume submitter practitioner hereby adopts this Amendment on behalf of all adopting employers. The adoption by the sponsor/practitioner becomes applicable with respect to an adopting Employer’s Plan as of the last day of the first Plan Year beginning after December 31, 2009, unless the Employer individually adopts this Amendment, or an alternative amendment, prior to such date.

ARTICLE II

EMPLOYER ELECTIONS

The Employer only needs to complete the questions in Sections 2.2 through 2.3 below in order to override the default provisions set forth below. If the Plan will use all of the default provisions, then nothing needs to be checked below and the Employer does not need to execute this Amendment.

2.1	Default Provisions. Unless the Employer elects otherwise in this Article, the following defaults will apply:

a.	Continued benefit accruals pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act) are not provided.

b.	Differential wage payments are treated as Compensation for all Plan benefit purposes.

c.	The Plan permits distributions pursuant to the HEART Act on account of “deemed” severance of employment.

d.	Required Minimum Distributions (RMDs) for 2009 were suspended unless a Participant or Beneficiary elected to receive such distributions.

2.2	HEART ACT provisions (Article III).

Continued benefit accruals. Amendment Section 3.2 will not apply unless elected below:

a. [X] The provisions of Amendment Section 3.2 apply effective as of: (select one)

1. [X] the first day of the 2007 Plan Year

2. [    ]                      (may not be earlier than the first day of the 2007 Plan Year).

However, the provisions no longer apply effective as of: (select if applicable)

3. [  ]                         .

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Differential pay. Differential wage payments (as described in Amendment Section 3.3) will be treated, for Plan Years beginning after December 31, 2008, as compensation for all Plan benefit purposes unless b. is elected below:

b.	[ ]	In lieu of the above default provision, the employer elects the following (select all that apply; these selections do not affect the operation of Amendment Section 3.3(ii)):

		1.	[ ]	the inclusion is effective for Plan Years beginning after (may not be earlier than December 31, 2008).

		2.	[ ]	the inclusion only applies to Compensation for purposes of Elective Deferrals.

Distributions for deemed severance of employment. The Plan permits distributions pursuant to Amendment Section 3.4 unless otherwise elected below:

c.	[X]	The Plan does not permit such distributions.

d.	[ ]	The Plan permits such distributions effective as of (may not be earlier than January 1, 2007).

2.3	WRERA (RMD waivers for 2009). The provisions of Amendment Section 4.1 apply (RMDs are suspended unless a Participant or Beneficiary elects otherwise) unless otherwise elected below:

a.	[ ]	The provisions of Amendment Section 4.2 apply (RMDs continued unless otherwise elected by a Participant or Beneficiary).

b.	[ ]	RMDs continued in accordance with the terms of the Plan without regard to this Amendment (i.e., no election available to Participants or Beneficiaries).

c.	[ ]	Other:

For purposes of Amendment Section 4.3, the Plan will also treat the 2009 RMDs (as defined in Article IV of this Amendment) as eligible rollover distributions in 2009 but only if paid with an additional amount that is an eligible rollover distribution without regard to Code §401(a)(9)(H).

d.	[ ]	Other:

ARTICLE III

HEART ACT PROVISIONS

3.1	Death benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code §414(u)), the Participant’s Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. Moreover, the Plan will credit the Participant’s qualified military service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant’s death.

3.2	Benefit accrual. If the Employer elects in Amendment Section 2.2 to apply this Section 3.2, then effective as of the date specified in Amendment Section 2.2, for benefit accrual purposes, the Plan treats an individual who dies or becomes disabled (as defined under the terms of the Plan) while performing qualified military service with respect to the Employer as if the individual had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability.

a.	Determination of benefits. The Plan will determine the amount of employee contributions and the amount of elective deferrals of an individual treated as reemployed under this Section 3.2 for purposes of applying paragraph Code §414(u)(8)(C) on the basis of the individual’s average actual employee contributions or elective deferrals for the lesser of: (i) the 12-month period of service with the Employer immediately prior to qualified military service; or (ii) the actual length of continuous service with the Employer.

3.3	Differential wage payments. For years beginning after December 31, 2008: (i) an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an employee of the employer making the payment; (ii) the differential wage payment is treated as compensation for purposes of Code §415(c)(3) and Treasury Reg. §1.415(c)-2 (e.g., for purposes of Code §415, top-heavy provisions of Code §416, determination of highly compensated employees under Code §414(q), and applying the 5% gateway requirement under the Code §401(a)(4) regulations); and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) (or corresponding plan provisions, including, but not limited to, Plan provisions related to the ADP or ACP test) by reason of any contribution or benefit which is based on the differential wage payment. The Plan Administrator operationally may determine, for purposes of the provisions described in Code §414(u)(1)(C), whether to take into account any deferrals, and if applicable, any matching contributions, attributable to differential wages. Differential wage payments (as described herein) will also be considered compensation for all Plan purposes unless otherwise elected at Amendment Section 2.2.

Section 3.3(iii) above applies only if all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on

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reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

3.4	Deemed Severance. Notwithstanding Section 3.3(i), if a Participant performs service in the uniformed services (as defined in Code §414(u)(12)(B)) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of amounts not subject to Code §412. However, the Plan will not distribute such a Participant’s account on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder. If a Participant elects to receive a distribution on account of this deemed severance, then the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a qualified reservist distribution), then the other Plan provision will control and the 6-month suspension will not apply.

ARTICLE IV

WAIVER OF 2009 REQUIRED DISTRIBUTIONS

4.1	Suspension of RMDs unless otherwise elected by Participant. This paragraph does not apply if the Employer elected Amendment Section 2.3a, b, or c. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. Notwithstanding anything above, a Participant or Beneficiary who had previously elected to receive installment payments under the terms of the Plan, including installments for purposes of satisfying lifetime RMDs, will receive those distributions for 2009 unless the Participant or Beneficiary chooses to not receive such distributions.

4.2	Continuation of RMDs unless otherwise elected by Participant. This paragraph applies if Amendment Section 2.3a is selected. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence.

4.3	Direct Rollovers. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009, as elected by the Employer in Amendment Section 2.3, will be treated as eligible rollover distributions.

ARTICLE V

DIVESTMENT OF EMPLOYER SECURITIES

5.1	Application and Effective Date of Article.

a.

Application. This Article V only applies to a Plan that is an “applicable defined contribution plan.” Except as provided herein or in Treas. Reg. §1.401(a)(35)-1, an “applicable defined contribution plan” means a defined contribution plan that holds employer securities (within the meaning of Treas. Reg. 1.401(a)(35)-1(f)(3)) that are publicly traded (within the meaning of Treas. Reg. 1.401(a)(35)-1(f)(5)). An “applicable defined contribution” does not include a one-participant plan, as defined in Code §401(a)(35)(E)(iv) or an employee stock ownership plan (“ESOP”) as defined in Code §4975(e)(7) if: (i) the ESOP holds no contributions (or related earnings) that are (or were ever) subject to Code §§ 401(k) or 401(m); and (ii) the ESOP is a separate plan, for purposes of Code §414(l), from any other defined benefit plan or defined contribution plan maintained by the same employer or employers. Except as provided in Treas. Reg. §1.401(a)(35)-1(f)(2)(iv) or in Code §401(a)(35)(F)(ii) (relating to certain controlled groups), the Plan is treated as holding publicly traded Employer securities if any Employer corporation,

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or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code §401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded Employer security.

b.	Effective date. The provisions of Code §401(a)(35) generally apply to Plan Years beginning after December 31, 2006. However, the effective date of the provisions relating to Treas. Reg. 1.4.01(a)(35)-1 are applicable to Plan Years beginning on or after January 1, 2011.

5.2	Rule applicable to elective deferrals and employee contributions. If any portion of an “applicable individual’s” account attributable to elective deferrals or employee contributions is invested in publicly-traded Employer securities, then, except as otherwise provided herein, the “applicable individual” may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 5.4. For purposes of this Section 5.2, an “applicable individual” means: (i) a Participant; (ii) an alternate payee who has an account under the Plan; or (iii) a Beneficiary of a deceased Participant.

5.3	Rule applicable to Employer contributions. If any portion of an “applicable individual’s” account attributable to nonelective or matching contributions is invested in publicly-traded Employer securities, then, except as otherwise provided herein, the “applicable individual” may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 5.4.

a.	Definition of “Applicable individual.” For purposes of this Section 5.3, an “applicable individual” means: (i) a Participant who has completed at least three (3) years of service; (ii) an alternate payee who has an account under the Plan with respect to a Participant who has completed at least three (3) years of service; or (iii) a Beneficiary of a deceased Participant. For this purpose, a Participant completes three (3) years of service on the last day of the vesting computation period provided for under the Plan that constitutes the completion of the third year of service under Code §411(a)(5). However, if the Plan uses the elapsed time method of crediting service for vesting purposes (or the Plan provides for immediate vesting without using a vesting computation period or the elapsed time method of determining vesting), a Participant completes three (3) years of service on the day immediately preceding the third anniversary of the Participant’s date of hire.

b.	Three-year phase-in applicable to Employer contributions. For Employer securities acquired with nonelective or matching contributions during a Plan Year beginning before January 1, 2007, the rule described in this Section 5.3 only applies to the percentage of the Employer securities (applied separately for each class of securities) as follows:

Plan Year	Percentage
2007	33
2008	66
2009	100

c.	Exception to phase-in for certain age 55 Participants. The 3-year phase-in rule of Section 5.3.b does not apply to a Participant who has attained age 55 and who has completed at least three (3) years of service (as defined in Section 5.3.a above) before the first Plan Year beginning after December 31, 2005.

d.	Exception for less restrictive divestment. Pursuant to a uniform and nondiscriminatory policy, the Employer may provide for participants’ divestment of Employer securities in a manner which is less restrictive than the provisions outlined in this Article V.

5.3	Investment options. For purposes of this Article V, other investment options must include not less than three (3) investment options, other than Employer securities, to which the individual who has the right to divest under Amendment Section 5.2 or 5.3 may direct the proceeds from the divestment of Employer securities. Each of the three (3) investment options must be diversified and have materially different risk and return characteristics. For this purpose, investment options that constitute a broad range of investment alternatives within the meaning of Department of Labor Regulation §2550.404c–1(b)(3) are treated as being diversified and having materially different risk and return characteristics.

5.4	Restrictions or conditions on investments in Employer securities. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Furthermore, except as permitted by Treas. Reg. §1.401(a)(35)-1(e), the Plan may not impose restrictions or conditions on the investment of Employer securities which the Plan does not impose on the investment of other Plan assets.

* * * * * * *

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Except with respect to any election made by the employer in Article II, this amendment is hereby adopted by the prototype sponsor/volume submitter practitioner on behalf of all adopting employers.

(Signature and Date)

Sponsor/Practitioner Name: Allyson Lavine, Vice President, Wells Fargo Bank N.A.

NOTE: The Employer only needs to execute this Amendment if an election has been made in Article II.

This Amendment has been executed this     14     day of December             ,     2010         .

Name of Plan:	Oceaneering Retirement Investment Plan

Name of Employer:	Oceaneering International, Inc.

By:	/s/ Janet G. Charles
EMPLOYER

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